UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           March 3, 2009
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure

On March 3, 2009, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced the signing of a collaboration agreement with Duke University related to LabCorp’s state-of-the-art Biorepository in Kannapolis, North Carolina.

The collaboration agreement focuses on the operation of the facility, as well as the management of samples deposited by Duke University, and its clients and collaborators, including samples from the MURDOCK study, which is applying modern-day technologies to identify genomic linkages across major chronic diseases and disorders.

LabCorp’s Biorepository is located adjacent to the North Carolina Research Campus (NCRC) in Kannapolis and is a dedicated facility for storage of human biological samples for a wide variety of customers, including academic centers, research organizations, healthcare providers and biotechnology companies. The Biorepository, which is expected to open later this year, will have the capacity to house up to 10 million samples and will offer both a high-security storage environment and on-site nucleic acid and sample preparation capabilities. The Biorepository will be closely linked to Duke University, the David H. Murdock Core Laboratory Building at the NCRC and LabCorp’s network of routine and esoteric laboratories for discovery and commercial testing.

Exhibits

99.1 Press Release dated March 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)
Date: March 3, 2009	By:	/s/F. Samuel Eberts III
F. Samuel Eberts III, Chief Legal Officer and Secretary